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                                   EXHIBIT 21

                                  SUBSIDIARIES

     Set forth below is a list of all active subsidiaries of the Registrant, the state or other jurisdiction of incorporation or organization of each, and the names under which such subsidiaries do business.

                                                                Jurisdiction of
                  Name                                           Incorporation
                  ----                                           -------------
Nature's Sunshine Products of Canada, Ltd.                       Canada

Nature's Sunshine Products de Mexico, S.A. de C.V.               Mexico

Nature's Sunshine Products de Colombia, S.A.                     Colombia

Nature's Sunshine Produtos Naturais Ltda.                        Brazil

Nature's Sunshine K.K.                                           Japan

Nature's Sunshine Korea, Ltd.                                    South Korea

Nature's Sunshine Products de Venezuela                          Venezuela

Nature's Sunshine Products de Centroamerica                      Costa Rica

Nature's Sunshine Products de Panama, S.A.                       Panama

Nature's Sunshine Products de Guatemala, S.A.                    Guatemala

Nature's Sunshine Products de El Salvador, S.A. de C.V.          El Salvador

Nature's Sunshine Products del Peru, S.A.                        Peru

Nature's Sunshine Products de Argentina                          Argentina

Comercializadora Nature's Sunshine Chile Ltda.                   Chile

Nature's Sunshine Products del Ecuador, S.A.                     Ecuador

Nature's Sunshine Products de Honduras, S.A.                     Honduras

Nature's Sunshine Products de Nicaragua, S.A.                    Nicaragua

Nature's Sunshine Products of Russia, Inc.                       Russia

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Each subsidiary listed above is doing business under its corporate name.


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